Exhibit 10.5

GENERAL SECURITY AGREEMENT

GIVEN BY

EP MEDSYSTEMS, INC.,

AND

PROCATH CORPORATION,

IN FAVOR OF

KELTIC FINANCIAL PARTNERS, LP

This GENERAL SECURITY AGREEMENT is made on and as of February 28, 2008, by and from

EP MEDSYSTEMS, INC., a New Jersey corporation bearing federal employer identification number 22-3212190 and New Jersey state organizational number 0100541773 and having its principal place of business at 575 Route 73 North, Building D, West Berlin, Camden County, New Jersey 08091 (“MEDSYSTEMS”)

and

PROCATH CORPORATION, a New Jersey corporation bearing federal employer identification number 22-3261466 and New Jersey state organizational number 0100568383 and having its principal place of business at 575 Route 73 North, Building D, West Berlin, Camden County, New Jersey 08091 (“PROCATH”)

to and in favor of

KELTIC FINANCIAL PARTNERS, LP, a Delaware limited partnership, with a place of business at 580 White Plains Road, Suite 610, Tarrytown, New York 10591 (“Lender”),

1.	DEFINITIONS.

All capitalized words and terms used in this Agreement shall have the meanings as set forth herein, and where not otherwise defined herein, shall have the meaning ascribed thereto in the Loan Agreement (as defined below), and, if not defined therein, shall be deemed to have the meanings as accorded to them in the Uniform Commercial Code of the State of New York as in effect from time to time (“UCC”). As used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

1.1 “Account Debtor” shall mean any Person who is or may become obligated under or on account of any Receivable.

1.2 “Agreement” shall mean this General Security Agreement, as the same may be modified, amended, restated or replaced from time to time.

1.3 “Authenticate” shall mean to sign or to execute or otherwise adopt a symbol, or encrypt or similarly process a record in whole or in part, with the present interest of the authenticating person to identify the person and adopt or accept a Record.

1.4 “Borrower” means any one of the Borrowers.

1.5 “Borrowers” is a collective term which means both of MEDSYSTEMS and PROCATH.

1.6 “Collateral” shall have the meaning given to such term in Section 2.1 hereof.

1.7 “Debtors” is a collective term which means both of MEDSYSTEMS and PROCATH.

1.8 “Deposit Accounts” shall have the meaning given to such term in the UCC.

1.9 “Equipment” shall have the meaning given to such term in the UCC.

1.10 “General Intangibles” shall mean all general intangibles, including, without limitation, all choses in action, causes of action, payment intangibles, corporate or other business records, deposit accounts, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, good will, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs and software, operational manuals, capitalized finance costs, origination fees, all equipment formulations, manufacturing procedures, quality control procedures and product specifications relating to products sold under patents, trademarks or copyrights owned by each Debtor or in which either Debtor has an interest, the right to sue for all past, present and future infringements of such patents, trademarks and copyrights, all claims under guaranties, security interests or other security held by or granted to either Debtor to secure payment of any of the Receivables by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

1.11 “Inventory” shall have the meaning given to such term in the UCC.

1.12 “Investment Property” shall have the meaning given to such term in the UCC.

1.13 “Instruments” shall have the meaning given to such term in the UCC.

1.14 “Letter-of-Credit Rights” shall have the meaning given to such term in the UCC.

1.15 “Loan Agreement” shall mean the Revolving/Term Loan Agreement dated the date hereof between the Borrowers and Lender, as the same may be modified, amended, restated or replaced from time to time.

1.16 “Loan Documents” shall have the meaning given to such term in the Loan Agreement.

1.17 “Obligations” is a collective term which means includes all loans, advances, debts, liabilities, obligations, covenants and duties owing by any or all of the Borrowers to Lender or any affiliate of Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement, the other Loan Documents or under any other agreement or by operation of law, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now due or hereafter arising and however acquired, including, without limitation, all interest, charges, expenses, commitment, facility, collateral management or other fees, attorneys’ fees and expenses, and any other sum chargeable to any or all of the Borrowers under this Agreement, the other Loan Documents or any other agreement with Lender.

1.18 “Person” shall mean an individual, partnership, limited liability company, limited liability partnership, corporation, joint venture, joint stock company, land trust, business trust or unincorporated organization, or a government agency or political subdivision thereof.

1.19 “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

1.20 “Receivables” shall mean and include all present and future Accounts, including, without limitation, healthcare receivables, credit card receivables, software and license fees, contract rights, promissory notes, chattel paper, electronic chattel paper, Instruments and documents, all tax refunds and rights to receive tax refunds, bonds, certificates, rights to payment for the sale, lease or license of equipment and policies of insurance and insurance proceeds, investment securities, notes and instruments, deposit accounts book accounts, credits and reserves and all forms of obligations whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, and all rights in any merchandise or goods which any of the same may represent, all files and records with respect to any collateral or security given by each Debtor to Lender, together with all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit, whether now owned or hereafter created or acquired by either Debtor or in which either Debtor now has or hereafter acquires any interest.

1.21 “Record” shall mean information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form. If Lender so specifies with respect to a particular type of Record, that type of Record shall be signed or otherwise authenticated by the applicable Debtor.

2.	SECURITY INTEREST

2.1 Security Interest. To secure the prompt payment and performance of all of the Obligations to Lender, each Debtor hereby grants to Lender a first priority lien and security interest in all of each such Debtor’s right, title and interest in all Properties and rights in Properties, whether now owned or existing or hereafter created, acquired or arising and wheresoever located including, without limitation, the following (collectively, the “Collateral”):

(a)	all Deposit Accounts;

(b)	all Equipment;

(c)	all General Intangibles, provided, however, that as it relates to trademarks, trade names and licensing agreements, Lender’s lien rights do not extend to the trademarks, trade names and licensing agreements themselves but only to the Lender’s absolute right to sell any and all Collateral using and with all applicable trademarks and trade names without any restrictions imposed by any licensing agreements;

(d)	all Inventory;

(e)	all Investment Property;

(f)	all Letter-of-Credit Rights;

(g)	all Receivables;

(h)	all monies or other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender or any affiliate of Lender or any representative, agent or correspondent of Lender;

(i)	all other Business Assets of each Debtor;

(j)	all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (a), (b), (c), (d), (e), (f), (g), (h) and (i) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to, or destruction of any or all of the Collateral; and

(k)	all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of each Debtor pertaining to any of (a), (b), (c), (d), (e), (f), (g), (h) and (i) above.

2.2 Perfection. Each Debtor will execute and deliver to Lender such security agreements, assignments (including, without limitation, assignments of specific Receivables, Inventory and General Intangibles), and other papers as Lender may at any time or from time to time reasonably request that are required to perfect or protect the security interest granted hereby. Each Debtor shall also cooperate with Lender in obtaining appropriate waivers or subordinations of interests from such third parties in any Collateral and each Debtor shall cooperate with Lender in obtaining control of Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or electronic chattel paper. In the event that Lender requests, each Debtor shall instruct its Account Debtors to remit payments directly to Lender or to Lender’s designee, which may be a Lockbox. Each Debtor authorizes Lender to execute alone any financing statements or other documents or instruments that Lender may require to perfect, protect or establish any lien or security interest granted to Lender by such Debtor and further authorizes Lender to sign such Debtor’s name on the same and\or to file or record the same without such Debtor’s signature thereon. Each Debtor hereby appoints Lender as its attorney in fact to execute and deliver notices of lien, financing statements, assignments, and any other documents, notices, and agreements necessary for the perfection of Lender’s security interests in the Collateral. Each Debtor appoints such person or persons as Lender may designate as such Debtor’s attorney-in-fact to endorse the name of such Debtor on any checks, notes, drafts or other forms of payment or security that may come into the possession of Lender or any Affiliate of Lender, to sign such Debtor’s name on invoices or bills of lading, drafts against customers, notice of assignment, verifications and schedules and, generally, to do all things necessary to carry out this Agreement. Upon the occurrence of an Event of Default, such attorney-in-fact may notify the Post Office authorities to change the address of delivery of mail to an address designated by Lender, and open and dispose of mail addressed to each such Debtor. The powers granted herein, being coupled with an interest, are irrevocable, and each Debtor approves and ratifies all acts of the attorney-in-fact. Neither Lender nor the attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law so long as the same is not willful or grossly negligent. Each Debtor agrees to pay the costs of the continuation of Lender’s security interests and releases or assignments of Lender’s interests.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Debtor represents, warrants and covenants to Lender, and shall be deemed to continually do so, as long as this Agreement shall remain in force, that:

3.1 Inventory.

(a) Warranties With Respect to Inventory. (i) All representations made by each Debtor to Lender and all documents and schedules given by Debtor to Lender, relating to the description, quantity, quality, condition and valuation of Inventory are true and correct, and (ii) no Debtor has received any Inventory on consignment or approval unless such Debtor has notified Lender thereof in a Record, has marked such Inventory on consignment or approval or has segregated it from all other Inventory, and has appropriately marked its records to reflect that such Inventory is held on consignment or approval.

(b) Lender’s Rights in Inventory. Lender’s security interests in the Inventory shall continue through all steps of manufacture and sale and attach without further act to raw materials, work in process, finished goods, returned goods, documents of title, warehouse receipts, and to proceeds resulting from sale or disposition of Inventory. Until all Obligations of Debtors to Lender have been satisfied, Lender’s security interest in Inventory and in all proceeds thereof shall continue in full force and effect. Upon the occurrence of an Event of Default, Lender shall have, in its discretion and at any time, the right to take physical possession of the Inventory and to maintain it on Debtors’ premises, in a public warehouse, or at such place as Lender may remove the Inventory or any part thereof. If Lender exercises its right to take possession of Inventory, each Debtor will, upon demand, and at each such Debtor’s own cost and expense assemble the Inventory and make it available to Lender at a place or places reasonably convenient to Lender.

(c) Debtors’ Obligation with Respect to Inventory. All Inventory is and shall be maintained at the locations shown on Schedule 3.1(c) hereof. No Inventory shall be removed therefrom, except for the purpose of sale or in the ordinary course of a Debtor’s business, and except for such sales, no Debtor will sell, encumber, grant a security interest in, dispose of or permit the sale, encumbrance, return or disposal of any Inventory without Lender’s prior consent contained in an Authenticated Record. If sales are made for cash, the selling Debtor shall immediately deliver to Lender the identical checks or other forms of payment, which it receives. In the event that Inventory is stored with the manufacturer thereof, the storing Debtor shall cause such manufacturer to enter into a no offset agreement with Lender which agreement is in form and substance satisfactory to Lender.

(d) Further Obligations of Debtor with Respect to Inventory. Each Debtor shall execute and deliver to Lender such information and reports with respect to the Inventory as are required by the Loan Agreement and at the times set forth therein, subject to grace or notice periods, if any, as are set forth in the Loan Agreement. Any failure by either Debtor to execute or deliver the same shall not affect or limit Lender’s security interest in and to the Inventory.

(e) Maintenance of Inventory Records. Each Debtor shall maintain full, accurate and complete records respecting Inventory, including a perpetual inventory, and all other Collateral at all times. Debtors will pay all costs to be paid on taxes, assessments, governmental charges or private encumbrances levied, assessed, imposed or payable upon or with respect to the Inventory, Equipment or other Collateral or any part thereof, subject to grace or notice periods, if any, as are set forth in the Loan Agreement.

(f) Inventory Report. A physical verification of all Inventory wherever located will be taken by Debtors annually at year end and as often as reasonably required by Lender, and a copy of such physical verification shall be submitted to Lender. If Lender so requests, Debtors shall also submit to Lender a copy of any physical inventory. Lender shall not declare an Event of Default arising out of Debtors’ violation of this covenant without first providing Debtors notice of their failure to comply with this covenant and 5 days opportunity to cure.

3.2 Receivables.

(a) Warranties With Respect to Receivables. Except as otherwise specifically disclosed in writing in any Borrowing Base Certificate (as defined in the Loan Agreement), each Receivable (i) will cover a bona fide sale and delivery of merchandise usually dealt in by the applicable Debtor in the ordinary course of its business or will cover the rendition of services by such Debtor to customers of a kind ordinarily rendered in the ordinary course of such Debtor’s business, (ii) will be for a liquidated amount from a customer competent to contract therefor, (iii) is not subject to renegotiation, (iv) is not subject to any prepayment or credit and will not be subject to any deduction, offset, counterclaim, lien or other condition other than in the ordinary course of a Debtor’s business and as disclosed in the Borrowing Base Certificate, and (v) is generally enforceable in accordance with its terms. Each Debtor further represents and warrants that all services to be performed by it in connection with each Receivable have been performed.

(b) Confirmatory Written Assignments. Promptly after the creation of any Receivable, if Lender shall so request, each Debtor shall execute and deliver confirmatory written assignments to Lender of Receivables, but the failure to execute or deliver any schedule or assignment shall not affect or limit any lien or other right of Lender in and to any Receivable. Each Debtor shall cause all of its invoices to be printed and to bear consecutive numbers, and to issue its invoices in such consecutive numerical order. On Lender’s request therefor, each Debtor shall also furnish to Lender copies of invoices to customers and shipping and delivery receipts or warehouse receipts thereof. Each Debtor will also furnish Lender with such other documents and instruments as Lender may request in connection with any Receivables, including detailed monthly agings. Each Debtor shall deliver to Lender the originals of all letters of credit, notes, and Instruments in its favor and such endorsements or assignments as Lender may request.

(c) Notice of Certain Events. Each Debtor will notify Lender of all returns and recoveries of merchandise and of all claims asserted with respect to merchandise which such returns, recoveries or claims exceed $25,000 per occurrence. Each Debtor shall promptly report each such return, repossession or recovery of merchandise to Lender, advising it of the location thereof and providing it with a description of such goods and its location. No Debtor shall settle or adjust any dispute or claim, or grant any discount (except ordinary trade discounts), credit or allowance or accept any return of merchandise (except in the ordinary course of such Debtor’s business, provided that, such credit, allowance or return does not exceed a one-time single event of $200,000, otherwise $50,000, without Lender’s consent. Upon the occurrence of an Event of Default, Lender may settle or adjust disputes or claims directly with customers or Account Debtors of either Debtor for amounts and upon terms which it considers advisable. Where a Debtor receives Collateral of any kind or nature by reason of transactions between itself and its customers or Account Debtors, it will hold the same on Lender’s behalf, subject to Lender’s instructions, and as property forming part of the Receivables.

(d) Communication with Account Debtors. Each Debtor authorizes Lender, before or after the occurrence of an Event of Default, upon notice to the applicable Debtor but without the consent of either Debtor, to communicate directly with customers or Account Debtors by whatever means Lender shall elect for the purpose of verifying the information supplied by the applicable Debtor to Lender with respect to Receivables. Upon Lender’s request, before or after the occurrence of an Event of Default, each Debtor shall provide Lender with a list of the addresses of its Account Debtors.

3.3 Equipment

(a) Warranties With Respect to Equipment. Set forth in Schedule 3.3(a) annexed hereto is a general description of Debtors’ Equipment and its locations. Said Schedule 3.3(a) is intended to be supplemented by that certain compendium which more fully details Debtors’ Equipment, said compendium being dated even date herewith and being entitled “Equipment List as Referenced in Section 3.3(a) of that certain Revolving/Term Loan Agreement among EP Medystems, Inc., and ProCath Corporation and Keltic Financial Partners, LP”. Except for demo and loaner Equipment, all Equipment hereafter acquired will be kept at the location or locations shown on the Schedule unless the applicable Debtor shall have first advised Lender of its intention to maintain Equipment at some other location or place the Equipment with a third party and have obtained Lender’s prior consent contained in an Authenticated Record.

(b) Debtors’ Obligations With Respect to Equipment. Each Debtor shall keep all of its Equipment in a good state of repair, ordinary wear and tear excepted, and will make all repairs and replacements when and where necessary, will not waste or destroy Equipment or any part thereof, and will not be negligent in the care, or use, thereof. Each Debtor shall keep accurate lists and records reflecting its Equipment and shall retain copies of all warranties, manuals and manufacturers or vendors’ requirements with respect thereto. All Equipment shall be used in accordance with applicable law and the applicable Debtor’s usual business practice and the manufacturer’s instructions and shall be kept separate from and shall not be annexed or affixed to or become part of the realty except where Lender first consents in an Authenticated Record.

3.4 Pledge of Cash Collateral.

(a) Cash Collateral: To secure payment and performance of all Obligations, each Debtor hereby creates and grants in favor of Lender a pledge in each and all of the following (all of the following being called “Cash Collateral”, such term including all Cash Collateral as described and defined in the Loan Agreement)”:

(1)	all cash proceeds now or at any time hereafter on deposit in any Blocked Account (as defined in the Loan Agreement) including any demand deposit account created and utilized by Lender by operation of Section 9.20 of the Loan Agreement because of the existence of any Term Loan Collateral Deficiency (as defined in the Loan Agreement);

(2)	all other sums which either Debtor now or hereafter deposits with Lender or at any financial institution for the benefit of Lender;

(3)	all money, instruments, securities, documents, credits, claims, and other property of each Debtor, now or hereafter or for any purpose (including safe-keeping or pledge or security for any of the Obligations) in the possession, custody, safekeeping or control of Lender or in transit to Lender;

(4)	as it relates to any of the foregoing, including without limitation the specific sums set forth in subparagraph (1), (2) and (3) above, all roll-overs, renewals, continuations, extensions and modifications thereof, additions thereto, substitutions and replacements therefor, and increments thereto, whether of the original sum or sums or any lesser or greater sum;

(5)	all other collateral now or hereafter in Lender’s possession or otherwise assigned or pledged to Lender; and

(6)	all proceeds of any of the foregoing, which, for purposes hereof, means and includes all roll-overs, renewals, continuations, extensions, additions, substitutions, replacements, modifications, and increments to the foregoing, as well as all proceeds of the foregoing in whatever form, including cash, marketable securities, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents or insurance.

(b) Continuing Perfection:

(1) Each Debtor will perform or cause to be performed any and all reasonable steps requested by Lender to create and maintain in Lender’s favor a first and valid pledge, lien on, and security interest in the Cash Collateral.

(2) Each Debtor agrees that, without limitation, any request made by Lender which relates to the execution, delivery, filing and recording of “control agreements”, financing statements, deposit agreements, pledge and/or hypothecation agreements, supplemental security agreements, and any other documents necessary, in the opinion of Lender, to protect its security interest in the Cash Collateral shall be considered reasonable.

(c) Powers of Lender:

(1) As it relates to roll-overs, renewals, continuations, extensions, additions, substitutions, replacements, modifications, and increments to the Cash Collateral, as well as all of the aforementioned proceeds of the Cash Collateral, each Debtor hereby authorizes Lender to sign, endorse, execute, negotiate and deliver in the name of Debtors any and all documents or instruments necessary to accomplish such roll-overs, renewals, continuations, extensions, additions, substitutions, replacements, modifications, and increments.

(2) This is an agency coupled with an interest and any such signature, endorsement, execution, negotiation or delivery by Lender shall have the same force, effect and validity as if done by each Debtor.

(d) Events of Default with respect to Cash Collateral: In addition to the other Events of Default enumerated herein, an Event of Default will have occurred hereunder upon the occurrence of any of the following events or conditions:

(1)	Lender does not hold a first perfected pledge and first perfected security interest in the Cash Collateral; or

(2)	either Debtor breaches or fails to perform within the applicable time periods any covenant, promise, condition, obligation, or liability contained or referred to herein and same is not cured within any applicable grace period; or

(3)	any levy, seizure, attachment, garnishment, levy of execution, or other process is issued against either Debtor or the Cash Collateral; or

(4)	there occurs any Event of Default as defined herein.

(e) Remedies: At any time after the occurrence of an event described in subsection (d) above, each Debtor understands and agrees that

(1)	Lender may, to the extent it has not already done so, take immediate possession of the Cash Collateral or any part thereof wherever the same may be found.

(2)	Lender may proceed without notice and with or without judicial process to take immediate possession of all or any part of the Cash Collateral, including all Proceeds, wherever the same may be found.

(3)

Lender may immediately, and without notice or other action, set-off and apply against the Obligations any of the Cash Collateral and any sum owed by Lender in any capacity to either Debtor whether due or not. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO THE FOREGOING, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Lender may do the foregoing even though some or all of the Obligations may be unmatured and regardless of the adequacy of any other Collateral securing the Obligations. Lender shall be deemed to have exercised such right of set-off and to have made a charge against any such sum immediately upon the occurrence of such Event of Default, even though the actual book entries may be made at some time subsequent thereto.

(4)	Lender shall have all other rights against Debtors as are allowed at law and in equity and as may be allowed by any control agreement or blocked account agreement executed by any holder of any of the Cash Collateral in favor of Lender.

(f) Control Agreement: This Agreement shall be considered a “control agreement” under applicable law.

(g) Pledge of Cash Collateral: The foregoing includes the “Pledge of Cash Collateral” described and defined in the Loan Agreement.

3.5 Ownership and Maintenance of Collateral. Each Debtor is the owner of the Collateral with good, marketable and indefeasible title thereto, free and clear of all liabilities, mortgages, security interests, leases, liens, pledges, encumbrances, restrictions, charges, claims or imperfections of title whatsoever except as set forth on Schedule 5.17 of the Loan Agreement.

3.6 Maintenance of Collateral. Each Debtor shall continually take such steps as are necessary and prudent to protect the interest of Lender in the Collateral including, but not limited to, the following:

(a) maintain books and records relating to the Collateral satisfactory to Lender and shall allow Lender or its representatives access to such records and the Collateral at all reasonable times and upon reasonable notice for the purpose of examination, inspection, verification, copying, extracting and other reasonable purposes as Lender may require;

(b) maintain the Collateral and the books and records relating to the Collateral at the applicable Debtor’s address indicated above, at any address listed on Schedule 3.5 or at such other address as Lender shall permit, in its sole discretion (exercised in good faith using reasonable commercial judgment), upon the request to Lender contained in an Authenticated Record from such Debtor;

(c) execute and deliver to Lender such other and further documentation necessary to evidence, effectuate or perfect its security interest in the Collateral;

(d) defend the Collateral against all adverse claims and adverse demands of third parties at any time claiming the same or any interest therein;

(e) keep the Collateral free of all liens and encumbrances, except for the security interest of Lender and liens set forth on Schedule 5.17 of the Loan Agreement, and will not, without prior consent of Lender contained in an Authenticated Record, sell, transfer or otherwise dispose of the Collateral or any interest therein, in bulk or otherwise except (in cases other than bulk) in the ordinary course of business;

(f) notify Lender in the event of material loss or damage to the Collateral or of any material adverse change in the applicable Debtor’s business, financial condition or the Collateral, or of any other occurrences which could materially and adversely affect the security of Lender;

(g) pay all expenses incurred in the manufacture, delivery, storage or other handling of the Collateral and all taxes which are or may become a lien on the Collateral, promptly when due, and in any event reimburse Lender, on demand, for any expenses which Lender might incur following the occurrence of an Event of Default, in satisfying such expenses or taxes, which Lender, in its sole discretion, deems necessary in order to protect the Collateral;

(h) maintain insurance on the Collateral from carriers acceptable to Lender of such types, coverage, form and amount as is usually carried on similar goods by similar enterprises. In the event either Debtor fails to maintain such insurance, the same may be maintained by Lender, at its option, and Debtors shall reimburse Lender for the cost thereof, on demand;

(i) if requested by Lender: (i) mark its records evidencing the Collateral in a manner satisfactory to Lender so as to indicate the security interest of Lender hereunder; (ii) furnish to Lender any chattel paper, invoices, documents, schedules, purchase orders, delivery receipts, contracts or other documents representing or relating to any of the Collateral; (iii) promptly reflect in its books, records, and reports to Lender the rejection of goods, delay in delivery or performance, or claims made, in regard to any Collateral and inform Lender immediately of any of the same; (iv) furnish to Lender all information received by either Debtor indicating a material adverse change in the financial standing of any Account Debtor, debtor under any General Intangible, or obligor under any Receivables; (v) immediately notify Lender if any of the Collateral arises out of contracts for the improvement of real property, deals with a public improvement or is with the United States, any state, or any department, agency or instrumentality thereof, and execute any instruments and take any steps required by Lender in order that all moneys due or to become due under any such contract shall be assigned to Lender and notice thereof be given as required by law; (vi) furnish to Lender such financial statements, reports, certificates, lists of Account Debtors (showing names, addresses, telephone and facsimile numbers, and amounts owing) and other data concerning the Collateral and other matters as Lender may, from time to time, request; and (vii) fully cooperate with Lender in the exercising of its rights and methods for verification of the Collateral.

3.7 Authority. Each Debtor is authorized to enter into and implement this Agreement and has taken all necessary actions, corporate or otherwise, in relation to such authorization.

3.8 Fixtures/Landlords. The Collateral will remain personalty and will not be permanently affixed to real estate without the prior consent of Lender contained in an Authenticated Record. If any of the Collateral is or will be a fixture, the applicable Debtor will provide legal descriptions and the names of record owners of the premises to which the

Collateral will be affixed sufficient for perfection of the security interests of Lender. Each Debtor will provide disclaimers of interest and removal agreements, in form satisfactory to Lender.

4.	EVENTS OF DEFAULT

Any of the following events or occurrences shall constitute an “Event of Default” under this Agreement:

(a) the occurrence of any Event of Default under any of the Loan Documents; or

(b) the failure of either Debtor to perform or comply with any provision of this Agreement and the continuance of such failure beyond any applicable grace and/or notice period; or

(c) the occurrence of a material adverse change in the condition, marketability or value of the Collateral, unless such change is caused by an event for which insurance coverage is in effect and the proceeds of such insurance are paid to Lender.

5.	RIGHTS OF LENDER

5.1 General Rights. The rights of Lender shall at all times be those of a secured party under the UCC. Without limiting the generality of the foregoing, Lender shall have the additional rights set forth in this Agreement.

5.2 Lender’s Right to Perform Debtors’ Obligations. In the event that either Debtor shall fail to purchase or maintain insurance, or to pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any lien, encumbrance or security interest prohibited hereby shall not be paid in full or discharged, or in the event that either Debtor shall fail to perform or comply with any other covenant, promise or Obligation to Lender hereunder or under any other Loan Document, Lender may, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the account of the Debtors, and all monies so paid by Lender, including actual attorneys’ fees and expenses, shall be treated as part of the Obligations.

5.3 Collections; Modifications of Terms. Without limiting any rights Lender may have pursuant to this Agreement or otherwise, upon the occurrence and during the continuance of an Event of Default, Lender may demand, sue for, collect and give receipts for any money, Instruments or property payable or receivable on account of or in exchange for any of the Collateral, or make any compromises it deems necessary or proper, including without limitation, extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to or consent from either Debtor and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted under this Agreement or any of the Loan Documents.

5.4 Notification of Account Debtors. Without limiting any rights of pursuant to this Agreement or under applicable law, after an Event of Default has occurred, (i) each Debtor, at the request of Lender, shall notify its Account Debtors of Lender’s security interest in such Debtor’s Receivables; and (ii) Lender may notify the Account Debtors of Lender’s security interest in the Receivables and to make payment directly to Lender, and Lender may endorse all items of payment received by it that are payable to either Debtor. Each Debtor authorizes such parties to make such payments directly to Lender and to rely on notice from Lender without further inquiry. Lender may demand and take all necessary or desirable steps to collect such Collateral in the name either of Lender or the applicable Debtor, with the right to enforce, compromise, settle, or discharge any of the foregoing.

5.5 Insurance. Without limiting any rights of Lender pursuant to this Agreement or under applicable law, after an Event of Default has occurred, Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in Lender’s own or the applicable Debtor’s name any checks or drafts constituting insurance proceeds. Any insurance proceeds received by Lender may be applied by it against either Debtor’s Obligations under the Loan Documents.

5.6 Waiver of Rights by Debtors. Except as may be otherwise specifically provided herein, each Debtor waives, to the extent permitted by law, any bonds, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by Lender of any Collateral. Each Debtor authorizes Lender, upon the occurrence of an Event of Default, upon prior notice to the applicable Debtor where practicable to enter upon any premises owned by or leased to such Debtor where the Collateral is kept, without obligation to pay rent or for use and occupancy, through self help, without judicial process or obtained an order of any court, and peacefully retake possession thereof by securing at or removing same from such premises.

5.7 Lender’s Rights. Each Debtor agrees that Lender shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of either Debtor or any other Person. Upon the occurrence of an Event of Default, Lender is hereby granted a license or other right to use, without charge, each Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and each Debtor’s rights under all licenses and any franchise, sales or distribution agreements shall inure to Lender’s benefit for such purpose.

5.8 Rights on Default.

(a) Upon the occurrence of any Event of Default, in addition to and without limiting any rights Lender may have under any agreement, document or instrument evidencing or representing any obligation of either Debtor to Lender or executed in connection with any such obligation, Lender is hereby authorized to declare any or all of the Obligations to be immediately due and payable, and the rights and remedies of Lender with respect to the Collateral shall be as set forth herein, in the UCC and as otherwise available under applicable law.

(b) Upon the occurrence of any Event of Default, Lender may, without demand, advertising or notice, all of which each Debtor hereby waives (except as the same may be required by law), sell, lease, license, dispose of, deliver and grant options to a third party to purchase, lease or otherwise dispose of any and all Collateral held by it or for its account at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, as such prices and upon such terms as Lender, in its sole discretion, deems advisable. All requirements of reasonable notice under this section shall be met if such notice is mailed, postage prepaid, to the applicable Debtor at its address set forth herein or such other address as such Debtor may have provided to Lender, in a Record, at least ten (10) days before the time of such sale or disposition. Lender may, if it deems it reasonable, postpone or adjourn any sale of any Collateral from time to time by an announcement at the time and place of the sale to be so postponed or adjourned without being required to give a new notice of sale, provided, however, that Lender shall provide the Debtors with written notice of the time and place of such postponed or adjourned sale. Lender may be the purchaser at any such sale, and payment may be made, in whole or in part, in respect of such purchase price by the application of Obligations due from either Debtor to Lender. Each Debtor shall be obligated for, and the proceeds of sale shall be applied first to, the costs of retaking, refurbishing, storing, guarding, insuring, preparing for sale, and selling the Collateral, including the fees and disbursements of attorneys, auctioneers, appraisers, consultants and accountants employed by Lender. Proceeds from the Sale or other disposition or Collateral shall be applied to the payment, in whatever order Lender may elect, of all Obligations of either Debtor. Lender shall return any excess jointly to the Debtors and all Debtors shall remain jointly and severally liable for any deficiency. Collateral securing purchase money security interests also secures non-purchase money security interests. To the extent either Debtor uses an advance under the Loan Documents to purchase Collateral, such Debtor’s repayment of such advance shall apply on a “first-in-first-out” basis so that the portion of the advance used to purchase a particular item of Collateral shall be paid in the chronological order such Debtor purchased the Collateral. Upon request of Lender, each Debtor will assemble and make the Collateral available to Lender, at a reasonable place and time designated by Lender. A Debtor’s failure to take possession of any Collateral at any time and place reasonably specified by Lender in a Record to such Debtor shall constitute an abandonment of such Property.

(c) Lender shall not be responsible to either Debtor for loss or damage resulting from Lender’s failure to enforce or collect any Collateral or any monies due or to become due under any liability of either Debtor to Lender.

(d) In all events, each Debtor shall receive as the sole property of Lender and hold in trust for Lender all monies, checks, notes, drafts, and other property (collectively called “Items of Payment”) representing the proceeds of any Collateral.

(e) Upon the occurrence of an Event of Default, Lender may but shall be under no obligation to: (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to Lender; (ii) collect any Receivables or General Intangibles in Lender’s own or the applicable Debtor’s name, and apply any such collections against such obligations of such Debtor to Lender as Lender may select; (iii) take control of any cash or non-cash proceeds of any item of the Collateral; (iv) compromise, extend or renew any Receivables, General Intangible, or document, or deal with the same as it may deem advisable; and (v) make exchanges, substitutions or surrender of items comprising the Collateral.

5.9 Lender’s Right of Set-Off. Lender may, at any time upon the occurrence of an Event of Default and without any further notice to either Debtor (such notice being expressly waived), set-off or apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, or any other Indebtedness at any time owing by Lender or any affiliate of Lender or any participant in Lender’s loans, to either Debtor to or for the credit or the account of either Debtor against any Obligation irrespective of whether any demand has been made hereunder or whether such Obligation is mature.

5.10 Expense of Collection and Sale. Each Debtor agrees to pay all costs and expenses incurred by Lender in connection with the negotiation and preparation of this Agreement or any other document, or any other Loan Documents executed in connection herewith, in determining Lender’s rights under, and all reasonable costs and expenses incurred by Lender in enforcing and collecting the indebtedness represented by the guaranty and in determining its rights under and enforcing the security interests created by this Agreement, including, without limitation, costs and expenses relating to taking, holding, insuring, preparing for sale, appraising, selling or otherwise realizing on the Collateral, and reasonable attorneys’ fees and expenses in connection with any of the foregoing. All such reasonable costs and expenses shall be payable on demand, and shall bear interest at the highest rate charged on any Obligation, payable on demand, from the date of Lender’s payment of such costs and expenses until payment of all Obligations is made in full, at the highest rate of interest permitted by law.

5.11 Compliance with Other Laws. Lender may comply with any applicable law requirements in connection with a disposition of the Collateral, and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

5.12 Warranties. Lender may sell the Collateral without giving any warranties. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

5.13 Sales on Credit. If Lender sells any of the Collateral on credit, the Debtors will be credited only with payments actually made by the purchaser, received by Lender and applied to the Indebtedness. If the purchaser fails to pay for the Collateral, Lender may resell the Collateral, and the Debtors shall be credited with the proceeds of the sale.

6.	GENERAL PROVISIONS

6.1 Waivers. Each Debtor expressly waives notice of nonpayment, demand, presentment, protest or notice of protest in relation to the Loan Documents or the Collateral. No delay or omission of Lender in exercising or enforcing any of its rights, powers, privileges, options or remedies under this Agreement shall constitute a waiver thereof, and no waiver by Lender of any default by either Debtor shall operate as a waiver of any other default.

6.2 Remedies Not Exclusive. All rights and remedies of Lender under this Agreement shall be cumulative and not alternative or exclusive, irrespective of any other collateral guaranty, right or remedy and may be exercised by Lender at such time or times and in such order as Lender, in its sole discretion, may determine, and are for the sole benefit of Lender. The exercise or failure to exercise such rights and remedies shall not result in liability to either Debtor or others except in the event of willful misconduct or bad faith by Lender, and in no event shall Lender be liable for more than it actually receives as a result of the exercise or failure to exercise such rights and remedies.

6.3 Successors and Assigns. This Agreement is entered into for the benefit of the parties hereto and their successors and assigns. It shall be binding upon and shall inure to the benefit of such parties, their successors and assigns. Lender shall have the right, without the necessity of any further consent or authorization by either Debtor, to sell, assign, securitize or grant participation in all, or a portion of, Lender’s interest in the Collateral, to other financial institutions of the Lender’s choice and on such terms as are acceptable to Lender in its sole discretion.

6.4 Notices. Wherever this Agreement provides for notice to any party (except as expressly provided to the contrary), it shall be given by messenger, facsimile, certified U.S. mail with return receipt requested, or nationally recognized overnight courier with receipt requested, effective when received by the party to whom addressed, or by electronic mail, and shall be addressed as follows, or to such other address as the party affected may hereafter designate:

If to Lender:	Keltic Financial Partners, LP
Attn: John P. Reilly, Managing Partner
580 White Plains Road
Suite 610
Tarrytown, New York 10591
	Telephone:	914-921-3555 (ext. 208)
	Facsimile:	914- 921-1154
	E-mail:	both of aliobis@kelticfinancial.com and jreilly@kelticfinancial.com

With a copy to:	Lender’s counsel:
Meyner and Landis, LLP
Attn: John N. Malyska, Esq.
Suite 2500
One Gateway Center
Newark, New Jersey 07102
	Telephone:	973-624-2800, Ext. 442
	Facsimile:	973-624-03568
	E-mail:	jmalyska@meyner.com

If to Borrowers:	EP MEDSYSTEMS, INC.
575 Route 73 North
Building D
West Berlin, New Jersey 08091
	Attn:	James Caruso, CFO
	Telephone:	856-753-8533
	Facsimile:	856-753-8544
	E-mail:	jcaruso@epmedsystems.com

With a copy to:	Debtors’ counsel:
Morgan Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
	Attn:	Joanne R. Soslow, Esq.
	Telephone:	215-963-5262
	Facsimile:	215-963-5001
	E-mail:	jsoslow@morganlewis.com

6.5 Strict Performance. The failure, at any time or times hereafter, to require strict performance by either Debtor of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of any Default or Event of Default by either Debtor under this Agreement or any other Loan Document shall not suspend, waive or affect any other Default or Event of Default by the Debtors under this Agreement or any other Loan Document, whether the same is prior or subsequent thereto and whether of the same or a different type.

6.6 Construction of Agreement. The parties hereto agree that the terms and language of this Agreement were the result of negotiations between the parties, and, as a result, there shall be no prescription that any ambiguities in this Agreement shall be resolved against either party. Any controversy over the construction of this Agreement shall be decided mutually without regard to events of authorship or negotiation.

6.7 Termination. This Agreement shall terminate when all the Obligations have been indefeasibly paid in full. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests and liens in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrowers or any Account Debtor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement, executed by Borrowers and by any person whose loans to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained any monetary reserves or security interest and liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage. Also notwithstanding the payment in full of the Obligations, to the extent that any indemnification obligations by their terms survive the payment in full of the Obligations, such indemnification obligations shall continue to exist in accordance with their terms.

6.8 WAIVER OF RIGHT TO JURY TRIAL.

(a) Debtors and Lender recognize that in matters related to this Agreement, and as it may be subsequently modified and/or amended, any such party may be entitled to a trial in which matters of fact are determined by a jury (as opposed to a trial in which such matters are determined by a federal or state judge). By execution of this Agreement, Lender and each Debtor will give up their respective right to a trial by jury. Debtors and Lender each hereby expressly acknowledged that this waiver is entered into to avoid delays, minimize trial expenses, and streamline the legal proceedings in order to accomplish a quick resolution of claims arising under or in connection with this Agreement.

(b) WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, DEBTORS AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT DEBTORS OR LENDER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, DIRECTLY OR INDIRECTLY, AT ANY TIME ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED THEREBY OR HEREBY, BEFORE OR AFTER MATURITY.

(c) CERTIFICATIONS. EACH DEBTOR HEREBY CERTIFIES THAT NEITHER ANY REPRESENTATIVE NOR AGENT OF LENDER NOR LENDER’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. EACH DEBTOR ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION HEREIN.

6.9 Entire Agreement; Amendments; Lender’s Consent. This Agreement (including the Exhibits and Schedules thereto) and the other Loan Documents supersede, with respect to their subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions between the respective parties, whether express or implied, oral or written. No amendment or waiver of any provision of this Agreement or any of the Loan Documents, nor consent to any departure by either Debtor therefrom, shall in any event be effective unless the same shall be in a Record Authenticated by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.10 Cross Default; Cross Collateral. Each Debtor hereby agrees that (a) an Event of Default under this Agreement is an Event of Default under all the other Loan Documents and an Event of Default under any of such other Loan Documents is an Event of Default under this Agreement, and (b) the Collateral under this Agreement secures the Obligations now or hereafter outstanding under all other agreements between either Debtor and Lender and the Collateral pledged under any other agreement with Lender secures the Obligations under this Agreement.

6.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

6.12 Severability of Provisions. Any provision of this Agreement or any of the other Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the other Loan Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

6.13 Table of Contents; Headings. The table of contents and headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement or affect its meaning, construction or effect.

6.14 Exhibits and Schedules. All of the Exhibits and Schedules to this Agreement are hereby incorporated by reference herein and made a part hereof.

6.15 GOVERNING LAW; CONSENT TO JURISDICTION.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY EACH DEBTOR IN THE STATE OF NEW YORK, AND THE PROCEEDS OF OBLIGATIONS DELIVERED PURSUANT THERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREIN, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND EACH DEBTOR HEREBY UNCONDITIONALLY AND

IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE OBLIGATIONS, AND THIS AGREEMENT AND THE OBLIGATIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR EITHER DEBTOR, THE CORPORATE GUARANTOR OR OTHER PARTY TO THIS TRANSACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN THE SOLE OPTION OF LENDER IN ANY FEDERAL OR STATE COURT LOCATED IN WESTCHESTER COUNTY, NEW YORK, PURSUANT TO § 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND LENDER AND EACH DEBTOR WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND LENDER AND EACH DEBTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH DEBTOR SHALL DESIGNATE FROM TIME TO TIME AN AUTHORIZED AGENT HAVING AN OFFICE IN THE STATE OF NEW YORK TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT LOCATED IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SUCH AGENT AT SUCH ADDRESS AND WRITTEN NOTICE OF SUCH SERVICE ON SUCH DEBTOR MAILED OR DELIVERED TO SUCH DEBTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH DEBTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH DEBTOR (1) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGE OF ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (2) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (3) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN WESTCHESTER COUNTY, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. EACH DEBTOR REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS CONSENT TO JURISDICTION PROVISION WITH ITS LEGAL COUNSEL, AND HAS MADE THIS WAIVER KNOWINGLY AND VOLUNTARILY.

THIS IS THE LAST PAGE OF THIS DOCUMENT.

THE NEXT PAGE IS THE SIGNATURE PAGE.

IN WITNESS WHEREOF, each of MEDSYSTEMS and PROCATH has caused this Agreement to be executed by its duly authorized officer on and as of the day and year first above written.

WITNESS AS TO BOTH:	EP MEDSYSTEMS, INC.

/s/ David I .Bruce	By:	/s/ James J. Caruso
David I .Bruce		James J. Caruso

PROCATH CORPORATION

	By:	/s/ James J. Caruso
James J. Caruso